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                                                                    EXHIBIT 23.3

                                    CONSENT

     Landauer Associates, Inc. ("Landauer") hereby consents to the incorporation by reference in this Registration Statement (the "Registration Statement") on
Form S-11 (File No. 333-    ) of the use of its reports regarding the
Metropolitan New York, Orlando, Phoenix, and Tucson economies and office markets and the reference to Landauer and such reports under the captions "Prospectus Summary," "Property Office Markets and Market Economies," "The Properties - Submarket and Property Information," and "Experts" in the Registration Statement of Tower Realty Trust, Inc.

                                         LANDAUER ASSOCIATES, INC.


                                         By: /s/ John Brengelman
                                             --------------------
                                             Name: John Brengelman
                                             Title: Managing Director

Dated: October 9, 1997